UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                            [Golden Books Letterhead]




                                                                  April 13, 1998



Dear Golden Books Family Entertainment, Inc. Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders to be held at Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Room F, New York, New York 10017, on Tuesday, May 12, 1998, at 10:00 A.M., local time. Information about the Meeting, nominees for Directors and the proposals to be considered is presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

     In addition to the formal items of business to be brought before the Meeting, there will be a report immediately following the Meeting on the progress we have made to date and the challenges we still face. This will be followed by a question and answer period.

     Your participation in our Company's affairs is important regardless of the number of shares you hold. To ensure your representation, even if you cannot attend the Meeting, please sign, date and return the enclosed proxy promptly.


     We look forward to seeing you on Tuesday, May 12, 1998.

                                 Sincerely,

                                 /s/ Richard E. Snyder
                                 Richard E. Snyder
                                 Chairman of the Board and
                                 Chief Executive Officer

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 12, 1998

                         ------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), will be held at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Room F, New York, New York 10017, on Tuesday, May 12, 1998, at 10:00 A.M., local time, for the following purposes:

     1. To re-elect Shahara Ahmad-Llewellyn, Barry Diller, Eric Ellenbogen, Linda L. Janklow, Lorne Michaels, Marshall Rose, Richard E. Snyder and H. Brian Thompson as Directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock by 40,000,000 to 100,000,000.

     3. To act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 1998.

     4. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Holders of record of the Company's Common Stock and Series B Convertible Preferred Stock at the close of business on March 16, 1998 shall be entitled to notice of, and to vote at, the Annual Meeting or any and all postponements or adjournments thereof. A complete list of such stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be available at the Annual Meeting and will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Golden Books Family Entertainment, Inc., 888 Seventh Avenue, New York, New York 10106.

                                    By Order of the Board of Directors,



                                    Philip Galanes
                                    Secretary


April 13, 1998
New York, New York



IMPORTANT:

                  TO ASSURE PROPER REPRESENTATION AT THE ANNUAL MEETING ALL STOCKHOLDERS ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING SELF-ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED.

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                               888 Seventh Avenue
                            New York, New York 10106

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 12, 1998

                             -----------------------



     This Proxy Statement is furnished in connection with the solicitation by Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Room F, New York, New York 10017, on Tuesday, May 12, 1998, at 10:00 A.M., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are being mailed to stockholders of record at the close of business on March 16, 1998 on or about April 13, 1998.


     Holders of record of Common Stock (the "Common Stock") of the Company, $.01 par value, and Series B Convertible Preferred Stock (the "Preferred Stock") of the Company, without par value, at the close of business on March 16, 1998, will be entitled to notice of and to vote at the Annual Meeting and any and all postponements or adjournments thereof. On that date, 27,099,814 shares of Common Stock and 13,000 shares of Preferred Stock were issued and outstanding. The holders of Common Stock and Preferred Stock will vote together without regard to class upon the matters to come before the Annual Meeting. In addition, with respect to the amendment to the Company's Restated Certificate of Incorporation, the affirmative vote of a majority of the Preferred Stock, voting separately as a class, is also required. Each stockholder is entitled to one vote for each share of Common Stock and 500 votes for each share of Preferred Stock held by such stockholder. All of the shares of Preferred Stock are owned by Golden Press Holding, L.L.C. ("GPH"), which, as of the close of business on March 16, 1998, also owned 1,365,000 shares of Common Stock. GPH is also entitled to vote the 3,904,771 shares of Common Stock owned beneficially by Richard A. Bernstein. See "Principal Stockholders and Share Ownership by Management."

     The presence, in person or by proxy, of a majority of the shares of Common Stock together with Preferred Stock (on an as converted basis) entitled to vote at the Annual Meeting constitutes a quorum for the Annual Meeting except that with respect to the vote on the amendment to the Company's Restated

Certificate of Incorporation, the presence, in person or by proxy, of a majority of the shares of Common Stock and a majority of the shares of Preferred Stock entitled to vote at the Annual Meeting is required to constitute a quorum for that purpose. GPH has indicated to the Company that its shares will be present at the Annual Meeting and will be voted in favor of the matters described herein to be voted on at the Annual Meeting.


     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote (i) to re-elect the eight (8) nominees for the Company's Board of Directors (the "Board of Directors") to serve until the next Annual Meeting and until their successors have been duly elected and qualified, (ii) to approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock, (iii) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 1998 and (iv) with respect to such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof as such persons shall determine in their judgment.

Management is not aware of any other matters to be presented for action at the Annual Meeting.

     Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     If a stockholder has invested in the Common Stock through the Company's 401(k) plan, the proxy will serve also as voting instructions for the Trustee of the 401(k) plan. The Trustee will vote unallocated shares of the Common Stock in the 401(k) plan and allocated shares for which it has not received timely direction in its discretion pursuant to its obligations as a fiduciary.

     Directors are elected by a plurality of the votes cast by the holders of Common Stock and Preferred Stock voting together as a class. The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of Common Stock and Preferred Stock, voting together as a class, is required to ratify the appointment of Ernst & Young LLP. The affirmative vote of the holders of a majority of the outstanding Common Stock and Preferred Stock, voting together as a class, and, in addition, the affirmative vote of a majority of the Preferred Stock outstanding, voting separately as a class, is required to approve the amendment to the Company's Restated Certificate of Incorporation.

     With regard to the election of Directors, votes may be cast in favor of all nominees or withheld as to all nominees or withheld as to specific nominees. With regard to the amendment of the Company's Restated Certificate of Incorporation and the ratification of the appointment of Ernst & Young LLP, votes may be cast for or against or abstentions may be specified. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting but with respect to which such broker or nominee does not have discretionary authority to vote on a particular proposal) will be counted as present for quorum purposes. With respect to any proposal, other than the election of directors, abstentions and broker non-votes will be included in vote totals and will have the same effect as negative votes.


     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, without additional compensation, may solicit proxies by telephone or otherwise. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

                           PRINCIPAL STOCKHOLDERS AND
                          SHARE OWNERSHIP BY MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock and the Preferred Stock as of March 16, 1998 (except as set forth in notes, 5, 6 and 7 below), based upon 27,099,814 shares of Common Stock and 13,000 shares of Preferred Stock outstanding on such date, by (a) each person or group known by the Company to be the beneficial owner of more than 5% of each such class of capital stock, (b) each of the Company's Directors, (c) the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (the "Named Executives") and (d) the Directors and executive officers of the Company as a group.




                                                                           Beneficial Ownership(1)
                                                  --------------------------------------------------------------------------


                  Name and Address                   Number of Shares of       Number of Shares of        Percentage of
                of Beneficial Owner                    Preferred Stock            Common Stock          Common Stock (1)

   5% Holders

   Warburg, Pincus Ventures, L.P.
   Warburg, Pincus & Co.
   E.M. Warburg, Pincus & Company
      Golden Press Holding, L.L.C.
      466 Lexington Avenue                                    13,000(2)             15,019,771(3)              40.8%(4)
      New York, New York 10017..................

   Ariel Capital Management, Inc.
      307 Michigan Avenue, Suite 500



                                      -7-

      Chicago, Illinois  60601..................                 ---                 3,921,655(5)              14.5%

   Richard A. Bernstein
      444 Madison Avenue
      New York, New York 10022..................                 ---                 3,904,771(6)              14.4%
   Mario J. Gabelli
      Gabelli Funds, Inc.
      655 Third Avenue
      New York, New York 10017..................                 ---                 2,407,366(7)               8.9%
   Hallmark Cards, Inc.
      H C Crown Corp.
      2501 McGee Street
      Kansas City, Missouri 64141...............                 ---                 2,356,198 (8)              8.7%




   Directors and Named Executives

   Shahara Ahmad-Llewellyn (9)..................                 ---                    14,100                  *
   Barry Diller (10)............................                 ---                       ---                ---
   Linda L. Janklow (9).........................                 ---                    10,000                  *
   Lorne Michaels (9)(11).......................                 ---                   451,550                  1.7%
   Marshall Rose (9)............................                 ---                    10,000                  *
   David A. Tanner..............................                 ---                       ---                ---
   H. Brian Thompson (9)........................                 ---                    10,000                  *
   John L. Vogelstein (12)......................                 ---                       ---                ---
   Richard E. Snyder (13).......................                 ---                   684,432                  2.5%

   Robert J. Asahina............................                 ---                    33,333                  *

   Eric Ellenbogen..............................                 ---                   100,000                  *
   Willa M. Perlman.............................                 ---                    33,333                  *
   Philip E. Rowley.............................                 ---                   100,000                  *
   Directors and executive officers of the
   Company as a group (16 persons)..............                 ---                 1,458,415                 5.4%

---------------------
*        Less than one percent.

(1) Except where otherwise indicated, the Company believes that all parties named in the table, based on information provided by such persons, have sole voting and dispositive power over the securities beneficially owned by them, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in the table on a given date, any security that such person or persons has the right to acquire within 60 days of March 16,1998 is deemed to be outstanding (including by way of conversion of the Preferred Stock), but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Each share of Preferred Stock is convertible into 500 shares of Common Stock, or a total of 6,500,000 shares of Common Stock. GPH owns 100% of the issued and outstanding shares of Preferred Stock.

(3) Includes 1,365,000 shares of Common Stock owned by GPH, a warrant held by GPH (the "Warrant") to purchase 3,250,000 shares of Common Stock that will become exercisable on May 8, 1998 and 6,500,000 shares of Common Stock issuable upon conversion of the 13,000 shares of Preferred Stock owned by GPH. Each of the other reporting entities may be deemed to share the power to vote and dispose of the shares of Common Stock held by GPH, the shares of Common Stock issuable upon conversion of the Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrant. Also includes 3,904,771 shares of Common Stock beneficially owned by Richard A. Bernstein (the "Bernstein Shares") as to which Mr. Bernstein and certain of his affiliates have granted irrevocable proxies to GPH to vote such shares on any matter presented for the vote or consent of the Company's stockholders. Each of the reporting entities may be deemed to beneficially own the Bernstein Shares and to share the power to vote or direct the voting of the Bernstein Shares. To the knowledge of the reporting entities, the power to dispose of the shares is as described in footnote (5) below.

(4)  Assumes the conversion of the Preferred Stock into Common Stock.


(5)  Ariel Capital Management, Inc. ("ACM") reported in Amendment No. 2 to its
     Schedule 13G, dated February 10, 1998, that John W. Rogers, Jr., President and principal shareholder of ACM, may be deemed to have beneficial ownership of the shares of Common Stock held by ACM.

(6)  Beneficial ownership of these shares was reported in Amendment No. 2 to its
     Schedule 13G, that was filed on February 13, 1998. Includes 400,000 shares of Common Stock owned by a trust for the benefit of Mr. Bernstein, dated March 16, 1978 (the "1978 Trust"), 95,771 shares of Common Stock owned by The Richard A. Bernstein Trust of 1986 (the "1986 Trust") and 1,000,000 shares of Common Stock owned by the Amelia Bernstein 1996 Trust, Fleet National Bank of Connecticut, as Trustee (the "Amelia Bernstein Trust"). Mr. Bernstein has no voting or investment power over the shares in the 1986 Trust or the Amelia Bernstein Trust. Also includes 148,000 shares of Common Stock owned by The Richard A. and Amelia Bernstein Foundation, Inc. (the "Bernstein Foundation") as to which Mr. Bernstein has shared voting and dispositive power, but Mr. Bernstein disclaims any other beneficial interest in such shares. Mr. Bernstein, the 1978 Trust, the 1986 Trust, the Amelia Bernstein Trust and the Bernstein Foundation granted irrevocable proxies to GPH with respect to shares of Common Stock held by them, giving GPH the power to vote such shares, for as long as they are owned by Mr. Bernstein or his affiliates, in such manner as GPH deems proper (subject to certain limitations), for the term of such irrevocable proxies. Mr. Bernstein, the 1978 Trust, the 1986 Trust, the Amelia Bernstein Trust and the Bernstein Foundation have retained sole dispositive power with respect to these shares, subject to certain limitations. According to Amendment No. 1 to the Schedule 13D filed on May 16, 1996 by GPH, Warburg, Pincus Ventures, L.P. ("Warburg, Pincus Ventures"), Warburg, Pincus & Co. ("WP") and E.M. Warburg, Pincus & Company, each such entity has shared voting power, and no dispositive power, as to such shares.

(7) The Gabelli Funds, Inc. has reported in Amendment No. 57 to its Schedule 13D that GAMCO Investors, Inc. beneficially owned, as of January 27, 1997, 1,663,866 shares of Common Stock, with respect to 1,607,866 of which shares it had sole voting power and with respect to 1,663,866 of which shares it had sole dispositive power, and The Gabelli Funds, Inc. beneficially owned, as of such date, 730,000 shares of Common Stock with respect to which shares it had sole voting and sole dispositive power. Additionally, Gabelli & Company, Inc., as of such date, beneficially owned 1,000 shares of Common

     Stock with respect to which shares it had sole voting and dispositive power and Gemini Capital Management Ltd. beneficially owned, as of such date, 12,500 shares of Common Stock with respect to which shares it had sole voting and dispositive power. Furthermore, Mr. Gabelli is deemed to have beneficial ownership of the securities beneficially owned by each of the persons named in this footnote and The Gabelli Funds, Inc. is deemed to have beneficial ownership of the securities beneficially owned by each of the persons named in this footnote other than Mr. Gabelli. Mr. Gabelli is the majority stockholder of, and controls and acts as chief investment officer for, each of the foregoing persons.

(8) Beneficial ownership of these shares was reported in a Schedule 13D that was filed on September 10, 1996. H C Crown Corp. ("H C Crown") is a wholly owned subsidiary of Hallmark Cards, Incorporated ("Hallmark") and Hallmark may be deemed to beneficially own all of the shares owned by H C Crown.


(9) Includes non-qualified stock options to purchase 10,000 shares of Common Stock granted pursuant to the 1995 Stock Option Plan, as amended, of the Company. Such options are presently exercisable.

(10) Mr. Diller controls Arrow Holdings, LLC, an equity investor in GPH. Mr. Diller disclaims beneficial ownership of the securities owned by GPH.

(11) Includes 441,550 shares of Common Stock, 241,550 of which are owned by Mr. Michaels and 200,000 of which are owned by the Michaels Family Limited Partnership and may be deemed to be beneficially owned by Mr. Michaels.

(12) Such person is a general partner of WP, the general partner of Warburg, Pincus Ventures, an equity investor in GPH. Beneficial ownership of the securities owned by GPH is disclaimed by such person.

(13) Consists of 599,465 shares of Common Stock issued to Mr. Snyder on January 31, 1996 pursuant to his employment agreement with the Company and 84,967 shares of Common Stock issued to Mr. Snyder pursuant to certain anti-dilution provisions contained therein. Mr. Snyder controls the Snyder 1996 Family Limited Partnership, an equity investor in GPH. Mr. Snyder disclaims beneficial ownership of the securities owned by GPH. Mr. Snyder also owns non-qualified stock options to purchase 1,271,089 shares of Common Stock granted pursuant to Mr. Snyder's employment agreement with the Company, including pursuant to certain anti-dilution provisions contained therein, as well as additional stock options to purchase 293,210 shares of Common Stock which Mr. Synder received as consideration for his election to forego his 1997 bonus pursuant to the Company's 1997 Executive Officer Bonus Plan. See "Executive Compensation--Employment Agreements--Richard E. Snyder." None of the options owned by Mr. Snyder are exercisable within 60 days of March 16, 1998.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)


     The Board of Directors has nominated for election as the Directors entitled to be elected by the holders of Common Stock and Preferred Stock the eight current Directors listed below. Proxies will be voted, unless authority is withheld, FOR the election as Directors of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified. Directors are elected by a plurality of the votes cast by the holders of Common Stock and Preferred Stock voting together as a class. The Board of Directors has no reason to believe that any of the listed nominees will not serve if elected, but if any of them should become unavailable to serve as a Director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.



The Board of Directors unanimously recommends a vote "FOR" each of the nominees listed below.

Nominees for Election

Shahara Ahmad-Llewellyn
Director since:  May 8, 1996
Age: 54

     Ms. Ahmad-Llewellyn is Vice Chairman of Philadelphia Coca-Cola Bottling Company Inc. From its founding in 1971 until 1991, she served as President of H.A.V.A. Inc., a home health care company. Ms. Ahmad-Llewellyn is President of the Board of Directors of the Northside Center for Child Development and a member of the Board of Directors of The New 42nd Street Corporation (The New Victory Theatre), Jazz at Lincoln Center, WNET Channel Thirteen and the National Board of America's Promise - The Alliance for Youth. Ms. Ahmad-Llewellyn previously served as Chairperson of the Small Business Administration District Advisory Council for Region II, as Vice President of the Home Care Council of New York City Inc. and as a Presidential appointee to the White House Conference on Small Business.


Barry Diller
Director since:  May 8, 1996
Age: 56

     Mr. Diller is Chairman and Chief Executive Officer of USA Networks, Inc. From December 1996 to February 1998, he was Chairman and Chief Executive Officer of HSN, Inc. Mr. Diller was a director and the Chairman of the Board and Chief Executive Officer of Silver King Communications, Inc. from August 1995 to December 1996. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from January 1993 until February 1995. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Office of Fox, Inc. Prior to joining Fox, Inc.
Mr. Diller served for 10 years as Chairman of the Board and Chief Executive Officer of Gulf & Western's (now Paramount Communications') Paramount Pictures Corporation. Mr. Diller is a director and Chairman of the Board of Home Shopping Network, Inc., Ticketmaster Group, Inc., The Seagrams Company, Ltd., and he also serves on the Board of the Museum of Television and Radio and is a member of the Board of Councilors for the University of Southern California's School of Cinema-Television. Mr. Diller also serves on the Board of Directors for AIDS Project Los Angeles and the Executive Board for the Medical Sciences for the University of California-Los Angeles.

Eric Ellenbogen
Director since:  September 17, 1996
Age:  41


     Mr. Ellenbogen has served as the President of the Golden Books Entertainment Group division of Golden Books Publishing Company, Inc., the principal operating subsidiary of the Company, and as Executive Vice President of the Company since August 20, 1996. Mr. Ellenbogen was President of Broadway Video Enterprises, L.P. and Broadway Video Entertainment, L.P. from 1987 to August 1996 at which time the Company acquired substantially all of its assets (the "Broadway Video Acquisition"). Mr. Ellenbogen is an adjunct professor at Colum-bia University's Business School. He also serves on the Board of Directors of the Student/Sponsor Partnership and is New York Co-Chairman of the American Film Institute's Third Decade Council.


Linda L. Janklow
Director since:  May 8, 1996
Age:  59

     Ms. Janklow is the Chairman, Lincoln Center Theater, having served in this capacity since 1991. Prior thereto, she served as Vice-Chairman, Lincoln Center Theater since 1979. She is a director of Lincoln Center for the Performing Arts, Inc. and a member of its Executive Committee. She has also been Chairman of Arts Connection, the largest arts-in-education organization in New York City, since its founding in 1978. She is Chairman of the Collection Committee and a founding Trustee of the American Museum of the Moving Image. She also is a member of the Board of Directors of The New 42nd Street Corporation.

Lorne Michaels
Director since:  September 17, 1996
Age:  53

     Mr. Michaels is the Chairman and founder of Broadway Video, Inc., an entertainment company based in New York City. Mr. Michaels has worked for the National Broadcasting Company since 1975, producing such comedy shows as Saturday Night Live and Late Night With Conan O'Brien. Since 1991, Mr. Michaels has produced motion pictures for Paramount Pictures.


Marshall Rose
Director since:  May 8, 1996
Age:  61


     Mr. Rose is Chairman of The Georgetown Group, Inc., a privately held real estate development and financial services group. Mr. Rose serves as a director of One Liberty Properties, Estee Lauder Companies, Inc. and BRT Realty Trust. In addition, Mr. Rose serves as Chairman of the Board of Trustees of The New York Public Library; as a Trustee of the New York University Medical Center; as Director of Lincoln Center for the Performing Arts; as a member of the Executive Committee of the Board of Visitors of the Graduate School and University Center of The City University of New York; as Director and Executive Committee member of the Bryant Park Restoration Committee; and as a Trustee of the Robert Steel Foundation for Pediatric Cancer Research.


Richard E. Snyder
Director since:  May 8, 1996
Age:  64

     Mr. Snyder has been Chairman of the Board of Directors and Chief Executive Officer of the Company since May 8, 1996. Mr. Snyder was President of the Company from January 31, 1996 to May 8, 1996. Prior to that time, Mr. Snyder had, since

1994, been an independent business consultant and investor. He was the Chairman and Chief Executive Officer of Simon & Schuster from 1975 to 1994. Mr. Snyder is a director of Reliance Group Holdings, Inc. and HSN, Inc.

H. Brian Thompson
Director since:  1996
Age:  59

     Mr. Thompson has been Chairman of the Board of Directors and Chief Executive Officer of LCI International and its subsidiaries since July 1991. Mr. Thompson previously served as Executive Vice President of MCI Communications Corporation from 1981 to 1990, with responsibility for its operating divisions, including MCI International. Prior to that time, Mr. Thompson was a management consultant with McKinsey & Company for nine years in its Washington, D.C. office. Mr. Thompson serves as a member of the board of directors of Microdyne Corporation and Comcast UK Cable Partners Limited and is a member of the Listed Company Advisory Committee to The New York Stock Exchange Board of Directors.

Preferred Stock Directors

     GPH, as the holder of the Preferred Stock, in addition to voting as a class with the holders of the Common Stock, is entitled to elect one-third of the members of the Board of Directors. It is expected that at the Annual Meeting, GPH will re-elect David A. Tanner and John L. Vogelstein as Directors to serve until their respective successors are elected and qualified. GPH has the right to designate one additional Director; however, GPH has advised the Company that it does not presently intend to exercise such right, although it reserves the right to do so in the future.

     Biographical information concerning Messrs. Tanner and Vogelstein is provided below.

David A. Tanner
Director since:  May 8, 1996
Age:  39

     Mr. Tanner served as a Member and Managing Director of E.M. Warburg, Pincus & Company ("EMW"), and as a general partner of Warburg, Pincus & Co., from January 1993 to December 1997. Mr. Tanner served as a Vice President of EMW from January 1991 to January 1993 and was an associate at EMW from March 1986 to December 1990. Prior to joining EMW, Mr. Tanner was engaged in the private practice of law with the law firm of Simpson Thacher & Bartlett. Mr. Tanner is a director of the New York Venture Capital Forum and several privately held companies.

John L. Vogelstein
Director since:  May 8, 1996
Age:  63

     Mr. Vogelstein has served since 1982 as Vice Chairman of the Board of Directors, and since 1994 as President, of EMW. Prior thereto, he was an officer and a director of EMW and certain of its affiliates. Mr. Vogelstein currently is a director of Aegis Group plc., ADVO Inc., Journal Registry Company, Knoll, Inc., LCI International, Mattel, Vanstar Corporation and several privately held companies.

Committees of the Board of Directors; Board Meetings

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not presently have a Nominating Committee or other committee performing a similar function.


     The Audit Committee currently is composed of Ms. Ahmad-Llewellyn, Mr. Rose (Chairperson), Ms. Janklow and Mr. Tanner. The Audit Committee met twice during 1997. The duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, the adequacy of internal controls and financial reporting, reviewing the results of the annual examination of the consolidated financial statements and periodic internal audit examinations, reviewing the services and fees of the Company's independent accountants, authorizing special investigations and studies and performing any other duties or functions deemed appropriate by the Board of Directors.

     The Compensation Committee currently is composed of Messrs. Diller, Michaels, Thompson (Chairperson) and Vogelstein. The Compensation Committee met five times during 1997. The Compensation Committee has overall responsibility for compensation actions affecting the Company's executive officers. The Compensation Committee's responsibilities include approving base salaries, setting incentive targets and administering and granting awards to executive officers under all executive compensation plans.

     Each incumbent Director attended at least 75% of the total number of meetings of the Board of Directors held during the period for which he or she has been a director and held by all committees of the Board of Directors on which he or she served during such period. During the fiscal year ended December 27, 1997 ("fiscal 1997"), the Board of Directors met seven times.

Executive Officers


     Set forth below is the name and business experience of each of the executive officers of the Company as of March 24, 1998, to the extent not provided above.


Robert J. Asahina
Age:  47

     Mr. Asahina has served as President and Publisher of the Adult Publishing Group of Golden Books Publishing since May 1996. From 1983 to May 1996, Mr. Asahina was employed by Simon & Schuster, most recently as Vice President and Senior Editor. From 1982 to 1983, Mr. Asahina was Arts Editor of Harper's Magazine. From 1979 to 1982, Mr. Asahina was an Editor of The New York Times Book Review and from 1978 to 1979, Mr. Asahina was an Administrative Editor of GEO.


Michael Bruno
Age:  45

     Mr. Bruno has served as Senior Vice President, Human Resources of the Company since December 1997. From November 1996 to October 1997, Mr. Bruno was Senior Vice President, Human Resources for EMI-Capitol Music Group North America. From June 1994 to October 1996, Mr. Bruno was Vice President, Human Resources for Technology Service Solutions. From April 1992 to May 1994, Mr. Bruno was Vice President, Human Resources for Laura Ashley, Inc.

Richard Collins
Age:  46

     Mr. Collins has served as Golden Books Publishing Company, Inc.'s Executive Vice President, Director of Sales and Retail Marketing since July 1997. From October 1991 to July 1997, Mr. Collins was employed at Unilever/Lipton, most recently as Vice President, Strategic Customer Management.

Philip Galanes
Age:  34

     Mr. Galanes has served as General Counsel and Vice President, Legal Affairs of the Company since December 1996. From January 1995 to November 1996, Mr. Galanes was an associate at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. From October 1991 to November 1994, Mr. Galanes was an associate at the law firm of Debevoise & Plimpton.

Willa M. Perlman
Age:  38


     Ms. Perlman has served as President and Publisher of the Children's Publishing Group of Golden Books Publishing since May 28, 1996. From May 1993 to May 1996, Ms. Perlman was President and Publisher of the Children's Publishing Division of Simon & Schuster. From December 1990 to May 1993, Ms. Perlman was a Vice President and Editorial Director of Harper

Collins, Children's Division. From August 1982 to December 1990, Ms. Perlman was employed by Harcourt Brace, most recently as Director of their Children's Division.


Philip E. Rowley
Age:  45


     Mr. Rowley has served as Executive Vice President and Chief Financial Officer of the Company and as Chief Operating Officer of Golden Books Publishing since July 1, 1996. From May 1995 to June 1996, Mr. Rowley was a Managing Director of Tribeca Technologies LLC, which he co-founded. From July 1988 to March 1994, Mr. Rowley was the Executive Vice President and Chief Financial Officer of EMI Music. From February 1987 to June 1988, Mr. Rowley was Group Financial Controller of Kingfisher plc.

                             EXECUTIVE COMPENSATION


     The following table sets forth information for the past three years for the Named Executives of the Company.

                                          Summary Compensation Table

                                                                            Long Term Compensation
                                                                       ----------------------------------
                                         Annual Compensation                        Awards
                                --------------------------------------
                                                                       ---------------- -----------------
                                                           Other
      Name and                                              Annual                         Securities
     Principal                                           Compensation    Restricted        Underlying        All Other
     Position         Year(1)   Salary($)    Bonus($)        ($)        Stock Awards($)    Options (#)     Compensation ($)

Richard E. Snyder     FY97       $937,885    $500,000      $442,147(2)   $      ---         293,210(3)        $1,722(4)
Chairman and Chief    FY96        465,891     491,667       276,143             ---       1,271,089              431
Executive Officer     FY95          7,896       8,333              ---          ---             ---              ---


Robert J. Asahina     FY97        200,000       ---(5)             ---          ---          26,682(5)           ---

President of the      FY96        153,846      75,000              ---          ---         100,000              ---
Golden Books Adult    FY95            ---       ---                ---          ---             ---              ---
Publishing Group


Eric Ellenbogen       FY97        769,808       ---(6)              ---         ---         277,194(6)           ---
President of the      FY96        256,731     105,000               ---         ---         500,000              ---
Golden Books          FY95            ---         ---               ---         ---             ---              ---
Entertainment
Group, Executive
Vice President and
Director

Willa M. Perlman      FY97        378,462     300,000                ---        ---         100,000              ---
President of the      FY96        173,654     287,700                ---        ---         100,000              ---
Children's            FY95            ---         ---                ---        ---             ---              ---
Publishing Group of
Golden Books
Publishing

Philip E. Rowley      FY97        559,615       ---(7)               ---        ---         173,611(7)           ---
Chief Financial       FY96        240,385     125,000                ---        ---         300,000              ---
Officer and           FY95            ---         ---                ---        ---             ---              ---
Executive Vice
President

-------------------------

(1) The three years reported upon in the table are the fiscal years ended February 3, 1996 ("FY95"), December 28, 1996 ("FY96") and December 27, 1997
     ("FY97").

(2) Includes $340,000 of imputed income with respect to the non-recourse note issued by Mr. Snyder to the Company in connection with his purchase of incentive stock in January 1996. See "Executive Compensation -- Employment Agreements -- Richard E. Snyder."


(3) Pursuant to the Company's Executive Officer Bonus Plan, in May 1997, Mr. Snyder elected to exchange 100% of his 1997 target bonus opportunity for options issued under the Company's 1995 Stock Option Plan, as amended, with a value (determined pursuant to the Black-Scholes method) equal to twice the amount of such target opportunity. In 1997, the Company's operating divisions (with the exception of the Golden Books Entertainment Group ("GBEG")) did not achieve the financial targets necessary for the payment of bonuses to eligible employees pursuant to the Company's Executive Officer Bonus Plan. However, on December 15, 1997, the Compensation Committee decided to reward eligible employees for their contributions. With respect to employees who had previously elected to exchange all or a percentage of their target bonuses for options pursuant to the Company's Executive Officer Bonus Plan, the Compensation Committee reduced the amount of such options initially granted in May 1997 by 25% (12.5% with respect to GBEG employees).


(4) Represents payments made by the Company with respect to life insurance premiums.


(5) Pursuant to the Company's Executive Officer Bonus Plan, in May 1997, Mr. Asahina elected to exchange 25% of his 1997 target bonus opportunity for options issued under the Company's 1995 Stock Option Plan, as amended, with a value (determined pursuant to the Black-Scholes method) equal to twice the amount of such target opportunity. In 1997, the Company's operating divisions (with the exception of GBEG) did not achieve the financial targets necessary for the payment of bonuses to eligible employees pursuant to the Company's Executive Officer Bonus Plan. However, on December 15, 1997, the Compensation Committee decided to reward eligible employees for their contributions by granting stock options to such employees in an amount equal to .75 options for every $10 of target bonus at an exercise price of $10, the closing price of the Common Stock on December 15, 1997. With respect to employees who had previously elected to exchange all or a percentage of their target bonuses for options pursuant to the Company's Executive Officer Bonus Plan, the Compensation Committee reduced the amount of such options initially granted in May 1997 by 25% (12.5% with respect to GBEG employees).

(6) Pursuant to the Company's Executive Officer Bonus Plan, in May 1997, Mr. Ellenbogen elected to exchange 100% of his 1997 target bonus opportunity for options issued under the Company's 1995 Stock Option Plan, as amended, with a value (determined pursuant to the Black-Scholes method) equal to twice the amount of such target opportunity. In 1997, the Company's operating divisions (with the exception of GBEG) did not achieve the financial targets necessary for the payment of bonuses to eligible employees pursuant to the Company's Executive Officer Bonus Plan. However, on December 15, 1997, the Compensation Committee decided to reward eligible employees for their contributions. With respect to employees who had previously elected to exchange all or a percentage of their target bonuses for options pursuant to the Company's Executive Officer Bonus Plan, the Compensation Committee reduced the amount of such options initially granted in May 1997 by 25% (12.5% with respect to GBEG employees).

(7) Pursuant to the Company's Executive Officer Bonus Plan, in May 1997, Mr. Rowley elected to exchange 100% of his 1997 target bonus opportunity for options issued under the Company's 1995 Stock Option Plan, as amended, with a value (determined pursuant to the Black-Scholes method) equal to twice the amount of such target opportunity. In 1997, the Company's operating divisions (with the exception of GBEG) did not achieve the financial targets necessary for the payment of bonuses to eligible employees pursuant to the Company's Executive Officer Bonus Plan. However, on December 15, 1997, the Compensation Committee decided to reward eligible employees for their contributions. With respect to employees who had previously elected to exchange all or a percentage of their target bonuses for options pursuant to the Company's Executive Officer Bonus Plan, the Compensation Committee reduced the amount of such options initially granted in May 1997 by 25% (12.5% with respect to GBEG employees).


                                       Option Grants In Last Fiscal Year



                                                                                         Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock Price
                                 Individual Grants                                      Appreciation for Option Term(1)

                                 % of Total              Market
                     Number of   Options                 Price
                     Securities  Granted to   Exercise   on Date
                     Underlying  Employees    or Base    of
                     Options     in Fiscal    Price      Grant     Expiration
       Name          Granted(#)  Year (%)     ($/Sh)     ($/Sh)    Date                0% ($)    5% ($)      10% ($)



Richard E. Snyder      293,210       19%        $ 9.1875 $ 9.1875  5/13/07              ---     $1,694,702   $4,292,463

Robert J. Asahina       15,432       (2)          9.1875   9.1875  5/13/07              ---        89,197       225,924
                        11,250       (2)         10.00    10.00    12/15/07             ---        70,763       179,325


Eric Ellenbogen        277,194       18%          9.1875   9.1875  5/13/07              ---     1,375,126     3,483,017

Willa M. Perlman       100,000        7%         10.25    10.25    9/8/04               ---       410,000       972,000

Philip E. Rowley       173,611       11%          9.1875   9.1875  5/13/07              ---     1,003,472     2,541,665

----------------------------

(1) The dollar gains under these columns result from calculations assuming 5% and 10% annual growth rates and are not intended to forecast future price appreciation of the Common Stock. The gains reflect a future value based upon growth at these rates prescribed by the Securities and Exchange Commission. The Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2)  Less than one percent.

           Aggregated Option Exercises In Last Fiscal Year And Fiscal
                             Year-End Option Values




                                                                                                       Value of
                                                                             Number of Securities     Unexercised
                                                                                Underlying            In-the-Money
                                                                            Unexercised Options        Options at
                                                                               at FY-End (#)            FY-End (1)
                                 Shares Acquired on                            Exercisable/           Exercisable/
             Name                   Exercise (#)      Value Realized ($)      Unexercisable          Unexercisable

Richard E. Snyder                       ---                  ---              0 / 1,564,299          0 / 458,127


Robert J. Asahina                       ---                  ---            33,333 / 93,349           0 / 52,550


Eric Ellenbogen                         ---                  ---          100,000 / 677,194          0 / 371,736

Willa M. Perlman                        ---                  ---           33,333 / 166,667           0 / 33,333

Philip E. Rowley                        ---                  ---          100,000 / 373,611          0 / 271,267

---------------------


(1)  Market value of underlying securities at December 27, 1997 was $10.75.

Employment Agreements


Richard E. Snyder

     On May 8, 1996, the Company entered into an employment agreement with Richard E. Snyder (the "Snyder Employment Agreement"), pursuant to which Mr. Snyder serves as Chief Executive Officer of the Company and Chairman of the Company's Board of Directors. On September 9, 1997, the Synder Employment Agreement was amended ("Amendment No. 1") and the original five-year term was extended for an additional two years. In connection with such extension, Mr. Snyder received a bonus of $500,000. Under the Snyder Employment Agreement, in the event of a Change of Control (as defined therein), if at such time there remains less than three years in Mr. Snyder's employment term, such term will be extended until the third anniversary of such Change of Control upon the consent of the Company or its successor (in the absence of such consent, Mr. Snyder's employment term shall automatically end and Mr. Snyder will receive payments and benefits as if he had been terminated without cause). Pursuant to Amendment No. 1, Mr. Snyder's annual base salary of $500,000 was raised to $950,000 retroactive to January 1, 1997, which amount will be subject to review and increase at least once annually. In addition, Mr. Snyder is eligible to receive an additional bonus under the Company's Executive Officer Bonus Plan (the "Bonus Plan") of up to 200% of his annual base salary, subject to the attainment of certain performance goals (such bonus will be pro rated for years in which Mr. Snyder is employed for less than twelve months). Mr. Snyder also is entitled to receive a one-time special bonus equal to the product obtained by multiplying 1,271,089 by the amount by which $12.81 or the market value of the Common Stock on the date immediately preceding the payment of such special bonus, whichever is less, exceeds $8.00. This was the approximate per share market price of the Common Stock prior to the announcement that Mr. Snyder and Warburg, Pincus Ventures would invest in the Company. This special bonus will be paid on the earlier of (i) the fifth anniversary of the effective date of the Snyder Employment Agreement (if Mr. Snyder is employed by the Company on such date) or (ii) the effective date of the termination of his employment other than by the Company for cause or by Mr. Snyder without good reason or upon his death or disability. This special bonus will cease to be payable upon the termination of his employment by the Company for cause or by Mr. Snyder without good reason. In addition, the Snyder Employment Agreement provides that upon the earliest of (i) Mr. Snyder's termination of employment for any reason, (ii) the tenth anniversary of his employment with the Company and (iii) a disposition of any of the 684,432 shares of incentive stock acquired by Mr. Snyder prior to the date of the Sny-der Employment Agreement, he will be entitled to one or more special bonuses equal to $5,475,456 in the aggregate; provided, that, upon the disposition of less than all of such incentive stock, the amount of the bonus will be equal to $5,475,456 multiplied by a fraction, the numerator of which is the number of shares of incentive stock disposed of, and the denominator of which is 684,432. Pursuant to the Snyder Employment Agreement, Mr. Snyder also is entitled to a supplemental retirement benefit of $250,000 per annum (subject to increase under certain circumstances set forth in the Snyder Employment Agreement, which increase will be offset by any other defined benefit pension amounts payable to Mr. Snyder by any previous employer or by the Company), to be paid in the form of a single life annuity with payments commencing on the first day of the month immediately following the later of (x) May 8, 2001 or (y) Mr. Snyder's cessation of employment with the Company other than by reason of death.

     In the event the Company terminates Mr. Snyder's employment for any reason other than cause or disability or Mr. Snyder terminates his employment for good reason, the Company will be required to pay to him, in addition to accrued obligations, (a) in a lump sum an amount equal to (i) his annual base salary and
(ii) the greater of his target bonus and his actual bonus for the preceding fiscal year, in each case multi-plied by the greater of (I) three and (II) the number of years (including fractions thereof) remaining under the Snyder Employment Agreement, and (b) a payment in respect of certain excess or supplemental retirement plans in which Mr. Snyder participates, calculated in accordance with the Snyder Employment Agreement. Mr. Snyder also will be entitled to a bonus for the fiscal year in which termination occurs equal to the pro rata portion of the greater of his target bonus and his actual bonus for the preceding fiscal year. In addition, any options held by Mr. Snyder will become immediately exercisable. The Snyder Employment Agreement requires the Company to provide for a tax gross-up for any excess parachute payments, within the meaning of Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), made to Mr. Snyder.


     Pursuant to the Snyder Employment Agreement, Mr. Snyder was granted on May 8, 1996, under the 1995 Stock Option Plan, as amended, a non-qualified stock option to acquire 1,113,293 shares of Common Stock (the "Snyder Option") at a per share purchase price equal to $12.81. Such option has a term of ten years from the date of grant and will become exercisable three years and four months following the date of grant, subject to acceleration under certain circumstances described in the Snyder Employment Agreement. In addition, under the interim employment agreement (the "Interim Employment Agree-ment"), dated January 31, 1996, between Mr. Snyder and the Company, the Company issued to Mr. Snyder, on such date, 599,465 shares of Common Stock (the "Snyder Incentive Stock") at a per share purchase price of $8.00. Mr. Snyder paid for such shares by executing and delivering to the Company a ten-year nonrecourse note due on January 31, 2006, in the amount of the purchase price (subject to prepayment in part out of net proceeds of the sale of any such shares prior to maturity of such note) and secured by a pledge of such shares. Pursuant to the Snyder Employment Agreement, in the event that the Company issued additional equity up to an aggregate of $50 million (other than as a result of exercises of options or convertible securities) in connection with an agreement entered into within twelve months after May 8, 1996, the Company was required to adjust the number of shares issuable upon exercise of the Snyder Option and issue additional shares of Snyder Incentive Stock such that the percentage of the outstanding Common Stock (on a fully diluted basis) represented by the Snyder Option and the percentage of the outstanding Common Stock (on a fully diluted basis) represented by the Snyder Incentive Stock would be the same percentage as immediately before such issuance of additional equity. Upon consummation of the offering of the 8 3/4% Convertible Trust Originated Preferred Securities, the Broadway Video Acquisition and the purchase of Common Stock by Hallmark, pursuant to the anti-dilution provisions of the Snyder Employment Agreement, in September 1996 Mr. Snyder received (A) options to purchase an additional 157,796 shares of Common Stock on the same terms as the Snyder Option and (B) an additional 84,967 shares of Common Stock on the same terms as the Snyder Incentive Stock.

Robert J. Asahina

     On May 8, 1996, the Company entered into a three-year employment agreement with Robert J. Asahina pursuant to which Mr. Asahina serves as President of the Company's Adult Publishing Group. Under his employment agreement, Mr. Asahina is entitled to receive an annual base salary of $200,000 for the first year of the term, subject to increase thereafter. In addition, Mr. Asahina is eligible to receive an annual bonus pursuant to the Bonus Plan of up to 200% of his annual base salary, subject to the attainment of certain performance goals. In the event the Company terminates Mr. Asahina's employment for any reason other than cause or Mr. Asahina terminates his employment for good reason, the Company will be required to pay to him, in addition to accrued obligations, his then-current annual base salary for 18 months (to be offset by any other compensation earned over such period) and 150% of his Target Bonus (as defined in Mr. Asahina's employment agreement). In addition, Mr. Asahina will be entitled to exercise any options that he holds that are exercisable at the date of such termination for a period of 90 days from such termination. Pursuant to his employment agreement with the Company, on May 8, 1996, Mr. Asahina was granted an option to acquire 100,000 shares of Common Stock at a per share purchase price equal to $12.81. The option has a term of seven years from the date of grant and will become exercisable in equal parts on each of the first three consecutive anniversaries of the date of grant, subject to acceleration under certain circumstances described in his employment agreement.


Eric Ellenbogen

     On July 30, 1996, the Company entered into a five-year employment agreement with Eric Ellenbogen, effective August 20, 1996, pursuant to which Mr. Ellenbogen serves as President of the Company's Golden Books Entertainment Group division, Executive Vice President of the Company and a member of the Board of Directors. Under his employment agreement, Mr. Ellenbogen is entitled to receive an annual base salary of $750,000 for the first year of the term, $800,000 for the second year of the term, $900,000 for each of the third and fourth years of the term and $1 million for the fifth year of the term. In addition, Mr. Ellenbogen is entitled to receive an annual bonus pursuant to the Bonus Plan of up to 100% of his annual base salary, subject to the attainment of certain per-formance goals (pro rated for years in which Mr. Ellenbogen is employed for less than twelve months) and will receive a special payment of $250,000 for the first year of the term and $200,000 for the second year of the term. In the event the Company terminates Mr. Ellenbogen's employment for any reason other than cause or Mr. Ellenbogen terminates his employment for good reason, including a Change in Control (as defined in Mr. Ellenbogen's employment agreement), the Company will be required to pay to him, in addition to accrued obligations, up to his annual base salary for the greater of (i) the number of years remaining under his employment agreement and (ii) two years. In addition, any options that Mr. Ellenbogen holds shall become immediately exercisable. In addition, pursuant to Mr. Ellenbogen's employment agreement, one year prior to the expiration of such employment agreement, the Company and Mr. Ellenbogen will enter into good-faith negotiations with respect to a new employment agreement. If the Company fails to offer Mr. Ellenbogen a new agreement with terms no less favorable than those in his current employment agreement, or if such offer is subsequently revoked, the Company will pay to Mr. Ellenbogen two times Mr. Ellenbogen's then-current annual base salary, to be paid either (a) in a lump sum, if approved by the Board of Directors, 30 days after the date of expiration of Mr. Ellenbogen's employment term or (b) as salary continua-tion for a period of two years following the date of expiration of Mr. Ellenbogen's employment term. Pursuant to his employment agreement with the Company, on August 20, 1996, Mr. Ellenbogen was granted under the 1995 Stock Option Plan, as amended, an option to acquire 500,000 shares of Common Stock at a per share purchase price equal to the market value of the Common Stock on July 23, 1996. The option has a term of seven years from the date of grant and will become exercisable in equal parts on each of the first five consecutive anniversaries of the date of grant, subject to acceleration under certain circumstances described in Mr. Ellenbogen's employment agreement. In addition, pursuant to Mr. Ellenbogen's employment agreement, the Company will issue to Mr. Ellenbogen under the 1995 Stock Option Plan, as amended, additional shares of Common Stock in amounts equal to not less than 25% of the future equity-based incentive compensation awards, if any, granted under the 1995 Stock Option Plan, as amended, by the Company to its Chairman.

Willa M. Perlman


     On May 28, 1996, the Company entered into a three-year employment agreement with Willa M. Perlman pursuant to which Ms. Perlman serves as President and Publisher of the Children's Publishing Group of Golden Books Publishing. Under her employment agreement, as amended on December 9, 1996,

Ms. Perlman is entitled to receive an annual base salary of $350,000 for the first year of the term and $400,000 per annum for the balance of the term. In addition, Ms. Perlman is eligible to receive an annual bonus pursuant to the Bonus Plan of up to 200% of her annual base salary, subject to the attainment of certain performance goals and subject to a guaranteed minimum bonus of $287,700 for the first fiscal year during the term, $300,000 for the second fiscal year during the term and $112,300 for the third fiscal year during the term. In the event the Company terminates Ms. Perlman's employment for any reason other than cause or Ms. Perlman terminates her employment for good reason, the Company will be required to pay to her, in addition to accrued obligations, her then-current annual base salary for the remainder of the term of her employment (to be offset by any new compensation earned over the balance of that period by Ms. Perlman) and any unpaid guaranteed minimum bonus. In addition, any options that Ms. Perlman holds will become immediately exercisable. Pursuant to her employment agreement with the Company, on May 28, 1996, Ms. Perlman was granted under the 1995 Stock Option Plan, as amended, an option to acquire 75,000 shares of Common Stock at a per share purchase price equal to $14.25. On July 1, 1996, Ms. Perlman was granted an option to purchase an additional 25,000 shares of Common Stock at a per share purchase price of $12.125. Both options have a term of seven years from the date of grant and will become exercisable in equal parts on each of the first three consecutive anniversaries of the date of grant, subject to acceleration under certain circumstances described in her employment agreement. On September 8, 1997, Ms. Perlman was granted an option to purchase an additional 100,000 shares of Common Stock at a price of $10.25 per share, on the same terms described in the previous sentence.


Philip E. Rowley

     On July 1, 1996, the Company entered into a three-year employment agreement with Philip E. Rowley pursuant to which Mr. Rowley serves as Executive Vice President and Chief Financial Officer of the Company and Chief Operating Officer of Golden Books Publishing. Under his employment agreement, Mr. Rowley is entitled to receive an annual base salary of $500,000 for the first year of the term, $625,000 for the second year of the term and $750,000 for the third year of the term. In addition, Mr. Rowley is eligible to receive an annual bonus pursuant to the Bonus Plan of 100% of his annual base salary (pro rated for years in which Mr. Rowley is employed for less than twelve months), subject to the attainment of certain goals and subject to a guaranteed minimum bonus of $250,000 for the first year of the term and $125,000 for the second year of the term. In the event the Company terminates Mr. Rowley's employment for any reason other than cause or Mr. Rowley terminates his employment for good reason, including a Change of Control (as defined in his employment agreement), the Company will be required to pay to him, in addition to accrued obligations, two times his annual base salary, to be paid either (i) in a lump sum, if approved by the Compensation Committee of the Board of Directors, 30 days after the date of such termination or (ii) as salary continuation for a period of two years following the date of such termination. In addition, any options that Mr. Rowley holds shall become immediately exercisable. Pursuant to his employment agreement with the Company, on July 1, 1996, Mr. Rowley was granted under the 1995 Stock Option Plan, as amended, an option to acquire 300,000 shares of Common Stock at a per share purchase price equal to $12.125. The option has a term of seven years from the date of grant and will become exercisable in equal parts on each of the first three consecutive anniversaries of the date of grant, subject to acceleration under certain circumstances described in his employment agreement. In addition, pursuant to Mr. Rowley's employment agreement, the Company will grant to Mr. Rowley under the 1995 Stock Option Plan, as amended, additional options to purchase shares of Common Stock in amounts equal to not less than 25% of the future stock entitlements, if any, granted under the 1995 Stock Option Plan, as amended, by the Company to its Chairman.

Compensation of Directors


     Each non-employee Director of the Company is entitled to receive under the 1995 Stock Option Plan, as amended, on the date that such person first becomes a non-employee Director, a non-qualified option to purchase 5,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant. Additionally, the 1995 Stock Option Plan, as amended, had provided that each non-employee Director receive, on the date of each subsequent annual meeting of the stockholders of the Company, an option to purchase 3,000 shares of Common Stock. In December 1997, the Board of Directors voted to increase the number of options granted to non-employee Directors on the date of each annual meeting to 5,000 shares, retroactive to the May 13, 1997 annual meeting. Such options will be fully exercisable on the date of grant and will have a term of ten years. Employee Directors receive no additional cash or stock compensation for service on the Board of Directors or its committees.

                                  REPORT OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION


     The current Compensation Committee consists entirely of independent outside Directors. The Compensation Committee is responsible for establishing the compensation philosophy of the Company, determining the policies associated with stock option programs and management incentive plans, approving the compensation package for the Chief Executive Officer (the "CEO") and approving all stock option awards.

     The Compensation Committee met five times during fiscal 1997.

1997 Compensation Programs


     Executive compensation programs in 1997 consisted of three elements:

     5. Base salaries were established in accordance with prevailing salary rates in the publishing and entertainment industries for comparable positions.

     6. Stock option awards were made generally either in connection with (a) the recruitment of a new executive or the acceptance by a current executive of increased responsibility within the Company or (b) the Exchange Option program pursuant to the Executive Officer Bonus Plan, whereby each executive eligible to participate in such Bonus Plan was offered an opportunity in early 1997, for fiscal 1997 only, to forego up to 100% of the bonus amount that would be payable to him or her in respect of 1997 performance for stock options issued pursuant to the Company's 1995 Stock Option Plan, as amended, such options to have a value (calculated pursuant to the Black-Scholes method) equal to twice the amount of the applicable target opportunity (the "Exchange Options").

     Stock options granted in connection with the recruitment of an executive or with his or her increased responsibility generally have an exercise price equal to fair market value on the date of grant, seven-year terms and vest as to one-third of the shares encompassed in such grant on the first anniversary of such grant, as to an additional one-third of such shares on the second anniversary of such grant, and as to the remaining balance on the third anniversary of such grant. Exchange Options have an exercise price equal to the fair market value of the Common Stock on the date of grant, ten-year terms and vest on May 12, 1999.

     7. Annual incentive opportunities were expressed as a percentage of base salary. Although the Company did not achieve the financial targets necessary for the payment of bonuses pursuant to the Executive Officer Bonus Plan in 1997, the Compensation Committee elected to reward eligible employees for their contributions to the Company by granting stock options to eligible employees in an amount equal to .75 options for every $10 of target bonus, at an exercise price of $10 per share, the closing price of the Common Stock on the date of grant. With respect to employees who elected to participate in the Exchange Option program pursuant to the Executive Officer Bonus Plan, including the CEO, the Compensation Committee reduced the number of Exchange Options granted earlier in the year by 25%.

CEO Compensation Decisions



     As provided by his employment agreement, as amended in September 1997, the CEO's 1997 base salary was established at the rate of $950,000 per year. In addition, in connection with the September 1997 amendment of such agreement, which lengthened the term of the CEO's employment from five years to seven years, the CEO was awarded a signing bonus of $500,000. The Compensation Committee believes that this salary rate is fair and reasonable, particularly given the CEO's industry experience, prevailing practice in the publishing and entertainment industries, the CEO's agreement to extend by two years the duration of his employment term and the magnitude of the task of reversing the Company's performance over recent years.

     Also as provided in his employment agreement, the CEO was eligible for a target bonus of 100% of his base salary, subject to increase to a maximum of 200% of base salary based on performance. In early 1997, the CEO elected to forego 100% of his target bonus opportunity for Exchange Options pursuant to the Executive Officer Bonus Plan. As stated earlier, although the Company did not achieve the financial targets necessary for the payment of bonuses pursuant to the Executive Officer Bonus Plan, the Compensation Committee elected to reward those employees who elected to participate in the Exchange Option program, including the CEO, for their contributions to the Company in 1997 by reducing the amount of Exchange Options granted earlier in the year by 25%.


     In reviewing the CEO's 1997 performance, the Compensation Committee took special notice of the CEO's many out-standing achievements during that year, including the complete reorganization of the Company's sales force and the completion of the recruitment of an outstanding new senior management team; the leveraging of the Company's intellectual property assets across all media, including successful implementation of licensing and merchandising programs; the new and expanded long-term license agreements with Disney Publishing, Inc. and several other major licensors; the acquisition of Shari Lewis Enterprises, Inc.; the disposition of the Company's commercial printing business in Cambridge, Maryland; the successful negotiation of a new five-year collective bargaining agreement; the planning and construction of the new manufacturing facility in Racine, Wisconsin; the consolidation of New York operations into one facility; the considerable improvements in the Company's trade relations; the launch of the Adult Publishing line; and the exciting new editorial and creative capability resulting in improvements in the Children's Publishing Group's product line.

Tax Considerations

     Section 162(m) of the Code generally denies a tax deduction to any publicly held corporation for compensation that exceeds $1,000,000 paid to any Named Executive in a taxable year, subject to an exception for "performance-based compensation". While one of the Compensation Committee's objectives is to maximize the deductibility of compensation expense, it also believes that from time to time, special circumstances may justify compensation that may not be fully deductible.

                                  H. Brian Thompson
                                  Barry Diller
                                  Lorne Michaels
                                  John L. Vogelstein

                           FIVE YEAR PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return for (i) the Standard & Poor's 500 Composite Index ("S&P 500 Index") and (ii) an index of Peer Group companies selected by the Company for the five-year period ended December 27, 1997 (the "Peer Group"). The graph below assumes that $100 was invested at the close of business at December 27, 1992 in the Company's Common Stock, the S&P 500 Index and the Peer Group. The total return calculated assumes the reinvestment of dividends. The Company does not pay a dividend on its Common Stock.

[OBJECT OMITTED]



Graph Dollar Values            Dec. 25th     Dec. 31st     Dec. 30th     Dec. 29th     Dec. 27th     Dec. 26th
                                  1992          1993          1994          1995          1996          1997
                                  ----          ----          ----          ----          ----          ----

Golden Books Family               $100          $91           $75           $59           $71           $65
  Entertainment, Inc.
S&P 500 Index                     $100          $113          $118          $146          $191          $262
Peer Group                        $100          $118          $128          $158          $169          $190


     The Peer Group is comprised of other publishing and related companies of comparable size, complexity and quality as selected by the Company with the assistance of an outside consultant. The Peer Group consists of the following companies: American Greetings Corporation, Artistic Greetings Inc., Banta Corp., Courier Corporation, Daily Journal Corp. S.C., Gibson Greetings Inc., Intervisual Books Inc., John Wiley and Sons Inc., Pharmaceuticals Marketing Services, Plenum Publishing Corporation, Pulitzer Publishing Co., Scholastic Corporation, Thomas Nelson Inc., Topps Company Inc. and Waverly Incorporated. The following companies, which have previously been included in the Company's Peer Group, are not included because the common stock trading prices for such companies are unavailable: American City Business Journals Inc., Commerce Clearing House, Inc., Multimedia Incorporated, Price Stern Sloan Inc. and United Newspapers Public Ltd. Co. ADR.

         ADOPTION OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                                  (Proposal 2)


     Pursuant to Article Fourth of the Company's Restated Certificate of Incorporation, the Company is authorized to issue 60,100,000 shares of all classes of capital stock, consisting of (i) 60,000,000 shares of Common Stock, and (ii) 100,000 shares of preferred stock, without par value. On March 16, 1998, the Company had issued and outstanding 27,099,814 shares of Common Stock and 13,000 shares of Preferred Stock. In addition, the Company had 25,864,877 shares of Common Stock reserved for issuance under the Company's stock purchase and stock option plans and with respect to outstanding warrants.

     On March 24, 1998, the Board of Directors unanimously proposed and declared advisable amendments to Article Fourth of the Restated Certificate of Incorporation of the Company which would increase the number of authorized shares of Common Stock by 40,000,000 shares to 100,100,000. If this proposal is adopted, the first sentence of Article Fourth of the Restated Certificate of Incorporation would read as follows:

          The Corporation shall have the authority to issue 100,100,000 shares, consisting of 100,000,000 shares of common stock, par value $.01, and 100,000 shares of preferred stock, without par value.

Description of the Proposed Amendment to Increase the Number of Authorized Shares of Common Stock

     The Board of Directors considers it prudent and in the best interests of the Company and its stockholders to have a substantial number of shares of Common Stock authorized by the Restated Certificate of Incorporation which are available for issuance, in order to provide the Company with financing and business flexibility. Common Stock may be issued by the Company in connection with future acquisitions or equity financings, stock splits or stock dividends, conversion or exchange of outstanding securities, in connection with management incentive or employee benefit plans, or under other circumstances. The availability of additional authorized shares may enable the Company to proceed with a transaction without incurring the delay or expense associated with a special meeting of stockholders. There are currently no agreements or understand-ings regarding the issuance of any additional shares of Common Stock that would become available if the Company's Restated Certificate of Incorporation is amended.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, and, to the extent issued, would have the same rights and privileges as the shares of Common Stock currently outstanding. No holder of Common Stock is entitled to any preemptive right to subscribe for or purchase any stock or other security of the Company.

     The amendment, if approved, would not itself affect the relative equities of present stockholders. However, if the amendment is approved, the Board of Directors will not be required to obtain further stockholder approval prior to the issuance of any such additional shares except in transactions legally requiring stockholder approval under Delaware law, such as certain mergers to which the Company might be a party. A potential effect of the proposed amendment would be dilution of present stockholders' interests in the Company if the Company issues a substantial number of newly authorized shares. Stockholders should also be aware that the increase in authorized shares could have an antitakeover effect since new shares could be issued to dilute the stock ownership of a person attempting to acquire control of the Company. However, the increase in authorized shares has not been proposed for antitakeover purposes, and the Board of Directors has no knowledge of any current efforts of any third party to effect a change in control of the Company. Under applicable law, the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interest of the Company and its stockholders at the time of such issuance.


     The affirmative vote of a majority of the outstanding Common Stock and Preferred Stock, voting together as a class, and, in addition, the affirmative vote of a majority of the outstanding Preferred Stock, voting separately as a class, is required to approve the proposal to amend the Company's Restated Certificate of Incorporation to increase the authorized Common Stock of the Company. If this amendment is approved, the amendment will become effective upon the filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors unanimously recommends a vote "FOR" the proposal to amend Article Fourth of the Restated Certificate of Incorporation of the Company for the purpose of increasing the authorized number of shares of Common Stock.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (Proposal 3)



     The Board of Directors of the Company has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 1998, subject to ratification by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since June 20, 1996, after the Company dismissed Deloitte & Touche LLP ("Deloitte & Touche") as the independent auditors for the Company. The Deloitte & Touche report on the Company's consolidated financial statements for the fiscal year ended February 3, 1996 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Since January 29, 1995, the Company has not had any disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make a reference to the subject matter of the disagreements in connection with its report. The decision to change auditors was recommended by the Board of Directors.

     The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of

Common Stock and Preferred Stock entitled to vote at the Annual Meeting, voting together as a class, is required to ratify the appointment of Ernst & Young LLP.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 1998.

                              CERTAIN TRANSACTIONS


Georgetown Transaction


     Since August 1, 1996, pursuant to a letter agreement (the "Georgetown Agreement") dated as of August 1, 1996, The Georgetown Group, Inc. ("Georgetown"), a corporation of which Marshall Rose, a Director of the Company, is the Managing Partner, has acted as a real estate advisor to the Company. Pursuant to the Georgetown Agreement, the Company is obligated to make the following payments to Georgetown: (i) $25,000 per month for the period beginning August 1, 1996 and ending July 1, 1999, subject to offset under certain circumstances as a result of incentive fees earned by Georgetown, as described in the following clause (ii); and (ii) subject to certain exceptions, an incentive fee, payable in cash or Common Stock (valued at the then-current market price thereof and to be issued not earlier than July 31, 1999), for each completed real estate transaction during the period beginning August 1, 1996 and ending July 3, 2000, in an amount equal to one-half of each commission that would have been paid to an outside broker were such an outside broker representing the Company. To date, the Company has paid to Georgetown $980,149 in incentive fees for services rendered in respect of four different properties.

Tribeca Transaction

Pursuant to a letter agreement (the "Tribeca Agreement") dated as of July 1, 1996, the Company agreed to pay to Tribeca Technologies LLC ("Tribeca"), a limited liability company in which Philip E. Rowley, the Chief Financial Officer and Executive Vice President of the Company, was a member, $200,000 on July 1, 1996, 1997 and 1998, provided that Mr. Rowley is in the employ of the Company at such time, as compensation for the loss by Tribeca of the exclusive services of Mr. Rowley following his employment by the Company. In addition, the Company retained Tribeca on an arm's-length basis in connection with certain computer consulting projects and as a purchasing agent for certain of the Company's computer hardware and software, in connection with which the Company has paid Tribeca a total of $945,000. On November 25, 1997, the Company paid Tribeca $170,000 as final payment (in advance at a discounted rate) of amounts due Tribeca from the Company, and the parties entered into a settlement and release of all remaining claims or obligations under the Tribeca Agreement.


                                 OTHER BUSINESS


     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                              STOCKHOLDER PROPOSALS


     Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 1, 1998 for inclusion in the notice of meeting and proxy statement relating to the 1998 Annual Meeting.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE



     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely on the Company's review of the copies of the forms it has received and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all filing requirements applicable to them with respect to transactions during fiscal 1997, except that reports on behalf of each of Willa M. Perlman and Robert J. Asahina covering one option grant were not filed on a timely basis.

                                    FORM 10-K


     Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997, a copy of which has been sent to each stockholder of record as of the close of business on March 16, 1998 along with a copy of this Proxy Statement.


     Any exhibit to the Company's Form 10-K for the fiscal year ended December 27, 1997 is available without charge upon request to any holder of shares of Common Stock at the close of business on March 16, 1998. Requests for such documents should be directed to Golden Books Family Entertainment, Inc., 888 Seventh Avenue, New York, New York 10106, Attention: Philip Galanes, telephone number (212) 547-6700.

                                                                      APPENDIX A

                              [FORM OF PROXY CARD]
                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                     888 Seventh Avenue, New York, NY 10106

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Philip Galanes and Richard E. Snyder as Proxies, each with the power to appoint his substitute, and hereby authorizes them, acting singly and/or together, to represent and vote, as designated below, all the shares of Common Stock of Golden Books Family Entertainment, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Chase Manhattan Bank, 270 Park Avenue, 11th Floor, Room F, New York, N.Y. on Tuesday, May 12, 1988 at 10:00 A.M., local time, and any adjournment or postponement thereof with all the powers the undersigned would possess if personally present, upon the matters noted below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the adoption of Proposals 1, 2 and 3.

(Continued and to be dated and signed on the reverse side.)

                                      GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.
                                      P.O. BOX 11276
                                      NEW YORK, N.Y. 10203-0276



1. Election of Directors       FOR all nominees  / /   WITHHOLD AUTHORITY to vote    / /       *EXCEPTIONS / /
                               listed below            for all nominees listed below

Nominees: Shahara Ahmad-Llewellyn, Barry Diller, Eric Ellenbogen, Linda L. Janklow, Lorne Michaels, Marshall Rose, Richard E. Snyder and H. Brian Thompson (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions___________________________________________________________________

2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock by 40,000,000 to 100,000,000.

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 1998.

FOR  / /     AGAINST / /    ABSTAIN / /   FOR  / /  AGAINST  / /  ABSTAIN  / /

4. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

                                                  Change of Address and
                                                 or Comments Mark Here / /

                                        The signature on this Proxy should
                                        correspond exactly with stockholder's
                                        name as printed to the left. In the case of joint tenancies, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                        Dated:_________________________________,
                                        1998


                                        --------------------------------------
                                        Please print name of Stockholder here.

                                        --------------------------------------
                                                   Please sign here.


(Please vote, sign, date and return this proxy in the enclosed postage prepaid envelope.)

Votes must be indicated
(x) in Black or Blue ink.  /X/